UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2009

Carpenter Technology Corporation
(Exact name of registrant as specified in charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

P.O. Box 14662, Reading, Pennsylvania, 19612
(Address of principal executive offices)

(610) 208-2000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At its meeting on October 11, 2009, the Board of Directors (the “Board”) of Carpenter Technology Corporation (the “Company”) accepted the resignation of Anne L. Stevens in her capacities as President and Chief Executive Officer of the Company and Chairperson and as a member of the Board.

On October 11, 2009, the Board appointed Gregory A. Pratt, a member of the Board since 2002, to serve as Chairperson of the Board and as interim President and Chief Executive Officer of the Company, replacing Anne L. Stevens in those positions. The Company is currently conducting a search for a Chief Executive Officer to serve as Ms. Stevens’ successor, after which Mr. Pratt will serve as non-executive Chairperson.

Additional information concerning Mr. Pratt, including his business experience, is incorporated by reference from the section captioned “Election of Directors” in the Company’s proxy statement filed with the Securities and Exchange Commission on September 14, 2009.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)           At its meeting on October 11, 2009, the Board amended the By-Laws of the Company, effective as of October 11, 2009, to provide that the role of Chairperson shall no longer be an officer of the Company and to make certain other changes consistent therewith.  The sections of the By-Laws that were added or amended were sections 2.11, 4.1, 4.3, 5.1 and 6.3.

Item 9.01.	Financial Statements and Exhibits

Exhibit

3.2	By-Laws of Carpenter Technology Corporation, as last amended effective October 11, 2009

99.1	Press Release, dated October 12, 2009

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 16, 2009

CARPENTER TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Oliver C. Mitchell, Jr.
Name: Oliver C. Mitchell, Jr.
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	By-Laws of Carpenter Technology Corporation, as last amended effective October 11, 2009

99.1	Press Release, dated October 12, 2009